                                                                    Exhibit 3.12

                              HOST MARRIOTT TRUST
                              -------------------

                              DECLARATION OF TRUST

          Host Marriott Trust, a Maryland real estate investment trust (the "Trust") under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), desires to make its Declaration of Trust as the same may be amended hereafter (the "Declaration of Trust").

          The following provisions are all the provisions of this Declaration of Trust currently in effect:

                                   ARTICLE I
                                   FORMATION

          The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code")).


                                   ARTICLE II
                                      NAME

          The name of the Trust is:  Host Marriott Trust.

          So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees (as hereinafter defined) collectively but not individually or personally and shall not refer to the shareholders or to any officers, employees or agents of the Trust or of such Trustees.

          Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

                                  ARTICLE III
                              PURPOSES AND POWERS

          Section 3.1  Purposes.  The purposes for which the Trust is formed are
                       --------
to invest in and to acquire, hold, finance, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust (a "REIT") under the Code.

          Section 3.2  Powers.  The Trust shall have all of the powers granted
                       ------
to real estate investment trusts by Title 8 and all other powers set forth in this Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

          Section 3.3  Investment Policy.  The fundamental investment policy of
                       -----------------
the Trust is to make investments in such a manner as to comply (i) with the provisions of the Code applicable to real estate investment trusts and (ii) with the requirements of Title 8 with respect to the composition of the Trust's investments and the derivation of its income. Subject to Section 5.1 hereof, the Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided for REITs in the Code; provided, however, no Trustee, officer, employee or agent of the Trust
      --------  -------
shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 8.2 hereof. The Trustees may change from time to time by resolution or in the bylaws of the Trust (the "Bylaws"), such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.


                                  ARTICLE IV
                                RESIDENT AGENT

          The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                   ARTICLE V
                               BOARD OF TRUSTEES

          Section 5.1  Powers.  Subject to any express limitations contained in
                       ------
this Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of this Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force or any other applicable laws.

          The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the Trust's status as a REIT under the Code; to adopt Bylaws of the Trust, which may thereafter be amended or repealed as provided therein; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

          Section 5.2  Number.  The number of Trustees (the "Trustees") shall
                       ------
initially be two (2), and shall not thereafter be decreased to less than (2), but may be increased to a maximum of (13) (and may subsequently be reduced to not less than two (2)) pursuant to the Bylaws of the Trust. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect this Declaration of Trust or the powers of any remaining Trustees. The names and addresses of the initial two (2) Trustees, who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualified, are:

          Name                                   Address
          ----                                   -------

Robert E. Parsons, Jr.                  c/o Host Marriott Trust
                                        10400 Fernwood Road
                                        Bethesda, Maryland 20817

Christopher G. Townsend                 c/o Host Marriott Trust
                                        10400 Fernwood Road
                                        Bethesda, Maryland 20817

          The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees. At each annual meeting of shareholders, the successors to the Trustees whose terms expire at such meeting shall be elected to hold office for a term expiring at the next annual meeting of shareholders. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect one or more Trustees, the election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.

          It shall not be necessary to list in this Declaration of Trust the names and addresses of any Trustees hereafter elected.

          Section 5.3  Resignation, Removal or Death.  Any Trustee may resign by
                       -----------------------------
written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more Trustees, a Trustee may be removed at any time, only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the Shares (as defined in Section 6.1) then outstanding and entitled to be cast for the election of Trustees. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the property of the Trust and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any property of the Trust held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts described in the foregoing sentence.

          Section 5.4  Title to Property of the Trust.  Legal title to all
                       ------------------------------
property of the Trust shall be vested in the Trustees, but they may cause legal title to any property of the Trust to be held by or in the name of any Trustee, or the Trust, or any other person as nominee. The right, title and interest of the Trustees in and to the property of the Trust shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 5.3 hereof or otherwise.
Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.

          Section 5.5  Determination of Best Interest of Trust.  In determining
                       ---------------------------------------
what is in the best interest of the Trust, a Trustee shall consider the interests of the shareholders of the Trust and, in his sole and absolute discretion, may consider (a) the interests of the Trust's employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests and (d) the long-term as well as short-term interests of the Trust and its shareholders, including the possibility that these interests may be best served by the continued independence of the Trust.

                                  ARTICLE VI
                         SHARES OF BENEFICIAL INTEREST

          Section 6.1  Authorized Shares.  The beneficial interest of the Trust
                       -----------------
shall be divided into shares of beneficial interest (the "Shares"). The Trust has authority to issue 750 million common shares of beneficial interest, $.01 par value per share ("Common Shares"), and 50 million preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"). The Board of Trustees may amend this Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

          Section 6.2  Common Shares.  Subject to the provisions of Article VII
                       -------------
or as otherwise provided in this Declaration of Trust, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote, and all Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, appraisal, conversion or exchange rights. The Board of Trustees may reclassify any unissued Common Shares from time to time into one or more classes or series of Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, or terms or conditions of redemption of the Shares pursuant to Section 6.4.

          Section 6.3  Preferred Shares.  The Board of Trustees may classify any
                       ----------------
unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more series of Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, or terms or conditions of redemption of the Shares pursuant to
Section 6.4.

          Section 6.4  Classified or Reclassified Shares.  Prior to issuance of
                       ---------------------------------
classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file Articles Supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including, without limitation, the occurrence of any event or a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the Articles Supplementary filed with the SDAT.

          Section 6.5  Authorization by Board of Share Issuance.  The Board of
                       ----------------------------------------
Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust.

          Section 6.6  Dividends and Distributions.  The Board of Trustees may
                       ---------------------------
from time to time authorize, declare and pay to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine, including, without limitation, a dividend payable in Shares of one or more classes or series to the holders of Shares of another class or series. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Notwithstanding any other provision in this Declaration of Trust and unless the status of the Trust as a real estate investment trust under the Code has been terminated by the Board of Trustees pursuant to Section 5.1 hereof, no determination shall be made by the Board of Trustees and no such transaction shall be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code, and any such determination or transaction shall be void ab initio.
                             -- ------

          Section 6.7  General Nature of Shares.  All Shares shall be personal
                       ------------------------
property entitling the shareholders only to those rights provided in this Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust or give the shareholder's legal representative any rights against other shareholders, the Trustees or the property of the Trust, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased shareholder. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

          Section 6.8  Fractional Shares.  The Trust may, without the consent or
                       -----------------
approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

          Section 6.9  Declaration and Bylaws.  All shareholders are subject to
                       ----------------------
the provisions of this Declaration of Trust and the Bylaws.

          Section 6.10  Divisions and Combinations of Shares.  Subject to an
                        ------------------------------------
express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

                                  ARTICLE VII
                                  SHAREHOLDERS

          Section 7.1  Meetings.  There shall be an annual meeting of the
                       --------
shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

          Section 7.2  Voting Rights.  Subject to the provisions of any class or
                       -------------
series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section
5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article IX; (c) termination of the Trust as provided in Section 11.2; (d) merger or consolidation of the Trust, or the sale of all or substantially all of the assets of the Trust, as provided in Article X; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting by a shareholder pursuant to the

Bylaws. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

          Section 7.3  No Preemptive and Appraisal Rights.  Except as may be
                       ----------------------------------
provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which the Trust may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay such holder the fair value of such holder's Shares in an appraisal or similar proceeding.

          Section 7.4  Action By Shareholders without a Meeting.  Subject to
                       ----------------------------------------
Title 8 and any other applicable provisions of law, the Bylaws of the Trust may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the unanimous written consent of all shareholders entitled to vote on such matter.

                                  ARTICLE VIII
                     LIABILITY LIMITATION, INDEMNIFICATION
                        AND TRANSACTIONS WITH THE TRUST

          Section 8.1  Limitation of Shareholder Liability.  No shareholder
                       -----------------------------------
shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of being a shareholder.

          Section 8.2  Limitation of Trustee and Officer Liability.  To the
                       -------------------------------------------
maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 8.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based upon a finding in the proceeding that the Trustee's or officer's action or failure to act was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty.

          Section 8.3  Indemnification.  The Trust shall have the power, to the
                       ---------------
maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of such individual's status as a present or former shareholder, Trustee or officer of the Trust or such individual's service, while a Trustee of the Trust and at the request of the Trust, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

          Section 8.4  Transactions Between the Trust and its Trustees,
                       ------------------------------------------------
Officers, Employees and Agents.  Subject to any express restrictions in this
------------------------------
Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

          Section 8.5  Express Exculpatory Clauses in Instruments.  The Board of
                       ------------------------------------------
Trustees shall cause to be inserted, in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                                   ARTICLE IX
                                   AMENDMENTS

          Section 9.1  General.  The Trust reserves the right from time to time
                       -------
to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any Shares. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. Articles of Amendment to this Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 12.5 and (c) shall become effective as of the later of the time the SDAT accepts the Articles of Amendment for record or the time established in the Articles of Amendment, not to exceed 30 days after the Articles of Amendment are accepted for record. All references to this Declaration of Trust shall include all amendments thereto.

          Section 9.2  By Trustees.  The Trustees may amend this Declaration of
                       -----------
Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, (a) to qualify as a real estate investment trust under the Code or under Title 8 and (b) as otherwise provided in this Declaration of Trust.

          Section 9.3  By Shareholders.  Except as otherwise provided in this
                       ----------------
Declaration of Trust, any amendment to this Declaration of Trust shall be valid only if proposed in a resolution adopted by the Board of Trustees, which resolution shall set forth the proposed amendment and declare that it is advisable, and approved at an annual or special meeting of shareholders by the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter.

                                   ARTICLE X

 MERGER, CONSOLIDATION OR TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF
                                   THE TRUST

          Subject to the terms of any class or series of Shares at the time outstanding, the Trust may merge with or into another entity, but any such merger must be approved (i) by the Board of Trustees in the manner provided in Title 8 and (ii) by shareholders to the extent required in Title 8. Subject to the terms of any class or series of Shares at the time outstanding, the Trust also may (a) to the extent permitted by law, consolidate the Trust with one or more other entities into a new entity or (b) sell, lease, exchange, or otherwise transfer all or substantially all of the assets of the Trust, but any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter (or such higher vote as may be required by law). The following transactions shall not constitute "a sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust" for purposes of clause (b) in the preceding sentence and the requirement of shareholder approval thereof: a sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust in the ordinary course of business actually conducted by it; a mortgage, pledge or creation of any other security interest in any or all of the assets of the Trust, whether or not in the ordinary course of its business; an exchange of shares of stock through voluntary action under any agreement with shareholders; or a sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust to one or more persons if all the equity interests of the person or persons are owned, directly or indirectly, by the Trust.

                                   ARTICLE XI
                       DURATION AND TERMINATION OF TRUST

          Section 11.1  Duration.  The Trust shall continue perpetually unless
                        --------
terminated pursuant to Section 11.2 or pursuant to any applicable provision of Title 8.

          Section 11.2  Termination.
                        -----------

          (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust's to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

          (b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

                                  ARTICLE XII
                                 MISCELLANEOUS

          Section 12.1  Governing Law.  This Declaration of Trust is executed by
                        -------------
the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

          Section 12.2  Reliance by Third Parties.  Any certificate shall be
                        -------------------------
final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of this Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust, on its behalf or by any officer, employee or agent of the Trust.

          Section 12.3  Severability.
                        ------------

          (a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of this Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by